Exhibit 99.1

Korro Reports Second Quarter 2024 Financial Results and Provides Business Updates

—	Regulatory filing of first-in-human (FIH) trial of KRRO-110 in patients with alpha-1 antitrypsin deficiency (AATD) anticipated in the second half of 2024

—

Preclinical data presented at the American Thoracic Society International Conference (ATS) demonstrating KRRO-110's ability to correct alpha-1 antitrypsin (AAT) protein resulting in >70% of circulating protein to be M-AAT and concomitantly reducing the Z-AAT protein

—	Ended second quarter of 2024 with $187.8 million in cash, cash equivalents and marketable securities

—	Cash runway into second half of 2026 to fund anticipated completion of KRRO-110 FIH trial and progress additional pipeline candidates

CAMBRIDGE, Mass., Aug. 13, 2024 — Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a biopharmaceutical company focused on developing a new class of genetic medicines based on editing RNA for both rare and highly prevalent diseases, today reported financial results for the second quarter of 2024 and provided an update on its recent progress and anticipated milestones.

“We continue to advance KRRO-110, our lead candidate for the treatment of AATD, and remain on track to submit a regulatory filing in the second half of 2024. This is only possible with the team’s focus, and support of our manufacturing partners,” said Dr. Ram Aiyar, CEO and President of Korro. “We believe KRRO-110 has the potential to be transformative for patients with AATD, as evidenced by the robust body of preclinical data across multiple animal models. Supported by the $70.0 million private placement completed in April 2024, we remain focused on executing on multiple value-creating milestones and bringing a new therapeutic modality forward.”

Pipeline and Business Updates:

•
Advancing KRRO-110 towards a first-in-human trial. KRRO-110 is the first RNA editing oligonucleotide product candidate from Korro’s proprietary RNA editing platform, OPERA™. KRRO-110 is designed to co-opt an endogenous enzyme, Adenosine Deaminase Acting on RNA (ADAR), to edit the “A” variant on SERPINA1 RNA, repair an amino acid codon, and restore secretion of normal AAT protein. This repair of the endogenous protein has the potential to clear protein aggregates from within liver cells to create a potentially clinically differentiated benefit for liver function and to preserve lung function by providing an adequate amount of normal AAT protein.
•
Presented preclinical data for KRRO-110 at ATS 2024. Preclinical data presented in May 2024 showcased sustained editing efficiency of approximately 60%, resulting in an increase in the total AAT protein in circulation, and demonstrating >70% of resulting protein in circulation to be M-AAT in the NSG-PIZ mouse (a model of human AATD). Additionally, data established 35 µM of M-AAT 1-week post-initial dose, with baseline levels at 0 µM, and increased to 45 µM of M-AAT at week 13.

•
Joined the Russell Indices. Effective July 1, 2024, Korro joined the Russell 2000®, Russell 3000® and Russell Microcap® Indexes, supporting its efforts to enhance value for its stakeholders.

Upcoming Milestones:

•
Regulatory filing of KRRO-110 in AATD on track for the second half of 2024.
•
Interim Phase 1/2 clinical trial readout for KRRO-110 in ZZ AATD patients anticipated in the second half of 2025.
•
Completion of the Phase 1/2 clinical trial for KRRO-110 expected in 2026.

Second Quarter 2024 Financial Results:

Cash Position: Cash, cash equivalents and marketable securities were $187.8 million as of June 30, 2024, compared to $166.1 million as of December 31, 2023. Korro expects its cash, cash equivalents and marketable securities will fund operating expenses and capital expenditure requirements into the second half of 2026.

Research and Development (R&D) Expenses: R&D expenses were $17.1 million for the three months ended June 30, 2024, as compared to $13.1 million for the same period in 2023. The increase was driven primarily by increases in discovery, preclinical and contract manufacturing costs, license and milestone fees and personnel related expenses.

General and Administration (G&A) Expenses: G&A expenses were $7.0 million for the three months ended June 30, 2024, as compared to $5.3 million for the same period in 2023. The increase was primarily due to increased office headquarter facility costs and personnel costs attributable to build-out of the G&A function and compliance costs as a public company.

Net Loss: Korro’s net loss was $21.8 million for the three months ended June 30, 2024, as compared to $17.6 million for the same period in 2023.

About Korro

Korro is a biopharmaceutical company focused on developing a new class of genetic medicines for both rare and highly prevalent diseases using its proprietary RNA editing platform. Korro is generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process to effect a precise yet transient single base edit. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary platform with precedented delivery modalities, manufacturing know-how, and established regulatory pathways of approved oligonucleotide drugs. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: Korro’s planned regulatory filing for KRRO-110 in AATD and timing of any interim data readout and completion of any Phase 1/2 clinical trial; Korro’s cash runway; the potential benefits conferred by Korro’s inclusion in the Russell 3000® Index and the Russell Microcap® Index; and Korro’s ability to expand the reach of genetic medicines; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks inherent in biopharmaceutical development; risks associated with pre-clinical studies and clinical trials; and other risks associated with obtaining regulatory approvals and protecting intellectual property; as well as risks associated with general economic conditions; and other risks and uncertainties indicated from time to time in Korro’s filings with the SEC, including Part II Item 1A. “Risk Factors” in Korro’s Quarterly Report on Form 10-Q filed with the SEC on the date hereof, as such may be amended or supplemented by its other filings with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Contact Information

Investors
IR@korrobio.com

Media
Glenn Silver
FINN Partners
Glenn.silver@finnpartners.com

Korro Bio, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$17,138	$13,127	$30,710	$27,820
General and administrative	6,987	5,281	14,868	10,673
Total operating expenses	24,125	18,408	45,578	38,493
Loss from operations	(24,125)	(18,408)	(45,578)	(38,493)
Other income:
Other income, net	2,329	786	4,242	1,266
Total other income, net	2,329	786	4,242	1,266
Loss before provision for income taxes	(21,796)	(17,622)	(41,336)	(37,227)
Provision for income taxes	(30)	(27)	(47)	(27)
Net loss	$(21,826)	$(17,649)	$(41,383)	$(37,254)
Other comprehensive income:
Unrealized gain on available-for-sale marketable securities	21	—	21	5
Comprehensive loss	$(21,805)	$(17,649)	$(41,362)	$(37,249)
Net loss per share, basic and diluted	$(2.43)	$(63.83)	$(4.87)	$(135.96)
Weighted-average shares used in computing net loss per share, basic and diluted	8,986,545	276,482	8,503,086	274,015

Korro Bio, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$187,776	$166,150
Working capital (1)	151,303	153,245
Total assets	249,588	221,663
Total liabilities	51,511	51,752
Total stockholders' equity	198,077	169,911

(1) Working capital is defined as current assets less current liabilities.